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                                         Registration Statement No.333-_________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                              Concord Camera Corp.
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             (Exact name of registrant as specified in its charter)


        New Jersey                                    13-3152196
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 (State or other jurisdiction                      (I.R.S. Employer
incorporation or organization)                    Identification No.)

                            4000 Hollywood Boulevard
                        Presidential Circle - Suite 650N
                            Hollywood, Florida 33021
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               (Address of Principal Executive Offices) (Zip Code)

          Concord Camera Corp. Stock Option Plan for Giovanni Zangrande
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                            (Full title of the plan)

                               Assistant Secretary
                              Concord Camera Corp.
                            4000 Hollywood Boulevard
                        Presidential Circle - Suite 650N
                            Hollywood, Florida 33021
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                     (Name and address of agent for service)

                                 (954) 331-4200
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          (Telephone number, including area code, of agent for service)

                                 With a copy to:

                            Ralph J. Sutcliffe, Esq.
                        Kronish Lieb Weiner & Hellman LLP
                           1114 Avenue of the Americas
                             New York, NY 10036-7798

                         CALCULATION OF REGISTRATION FEE
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Title of                                                        Amount
securities        Amount         Offering        Aggregate      of
to be             to be          price           offering       registration
registered        registered     per share(1)    price          fee
----------        ----------     ------------    ------         ----------------

Common Stock,
no par value        11,250          $5.97       $67,162.50          $6.18

-----------------

(1) Pursuant to Rule 457(h)(1), the offering price per share is the price at which the options issued pursuant to the employee stock option plan may be exercised.


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                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Certain Documents by Reference

         The following documents, which have been filed by the registrant with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement as of their respective dates:

         (a) The registrant's annual report on Form 10-K for the fiscal year ended June 30, 2001 and its quarterly report on Form 10-Q, as amended, for the quarter ended September 29, 2001.

         (b) The registrant's Proxy Statement for the Annual Meeting of Shareholders held on January 17, 2002.

         (c) The description of the registrant's common stock, no par value (the "Common Stock"), contained in the latest registration statement of the registrant under the Securities Exchange Act of 1934, as amended (the "1934 Act").

         All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 5. Interests of Named Experts and Counsel

         The validity of the shares of Common Stock covered by this Registration Statement will be passed upon for the registrant by Kronish Lieb Weiner & Hellman LLP, counsel to the registrant. As of December 1, 2001, certain members of the law firm of Kronish Lieb Weiner & Hellman LLP, beneficially owned, in the aggregate, 54,000 shares of the Common Stock and an option to purchase 75,000 shares of the Common Stock.

Item 6. Indemnification of Directors and Officers

         The New Jersey Business Corporation Act ("NJBCA") permits a corporation to indemnify its directors and officers against reasonable expenses (including attorneys' fees), judgments, fines, penalties and amounts paid or incurred by them in connection with any action or proceeding brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action (i.e., one by or in the right of the corporation), indemnification may be made only for reasonable expenses (including attorneys' fees) incurred by directors and officers in connection with the defense or settlement of such action if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation unless and only to the extent that the Superior Court or such other court deems proper. The NJBCA further provides that, to the extent any director or officer has been successful on the merits or otherwise in defense of any action or proceeding referred to in this paragraph or in defense of any claim, issue or matter therein, such person shall be indemnified against reasonable expenses (including attorneys' fees) incurred by him in connection therewith.


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         Pursuant to Article SEVENTH of the registrant's Certificate of
Incorporation, as amended, the registrant will indemnify its corporate agents (as defined in the NJBCA) to the fullest extent permitted by Section 14A:3-5 of the NJBCA and pursuant to Article EIGHTH of the registrant's Certificate of Incorporation, as amended, the personal liability of the directors is limited to the fullest extent permitted by Section 14A:2-7(3) of the NJBCA.

         The registrant has entered into an employment agreement with Ira B. Lampert ("Lampert"), the Chairman, Chief Executive Officer and President, which includes certain indemnification provisions. Pursuant to such provisions, Lampert will be indemnified and held harmless by the registrant to the fullest extent permitted or authorized by the registrant's Certificate of Incorporation or By-laws, or the NJBCA (described above) against all expenses reasonably incurred or suffered in any action, suit or proceeding involving Lampert by reason of the fact that he is or was a director, officer, or employee of the registrant or served in another capacity at the request of the registrant.

         The registrant has insurance under which directors and officers are insured against certain liability that may occur in their capacity as such.

Item 8. Exhibits

        4-1 Form of Common Stock Certificate, previously filed with the Commission as an Exhibit to the registrant's Registration Statement on Form 8-A12G (No. 000-17038), filed September 20, 2000, and incorporated herein by reference.

        5-1               Opinion of counsel re: legality

        23-1              Consent of Independent Certified Accountants

        23-2              Consent of counsel
                          (included in Exhibit 5-1 above)

Item 9. Undertakings

A. Post-Effective Amendments

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 ("1933 Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;


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                  (iii)    To include any material information with respect to
                           the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (i) and (ii) above will not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Subsequent Documents Incorporated by Reference

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of the employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Claims for Indemnification

         Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described above under "Item 6. Indemnification of Directors and Officers" or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida on this 30th day of January, 2002.

                                         CONCORD CAMERA CORP.
                                         (Registrant)



                                         By:       /s/ Ira B. Lampert
                                             ----------------------------------
                                                  Ira B. Lampert, Chief
                                                     Executive Officer


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         Pursuant to the requirements of the Securities Act of 1933, this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


       Signature                                Title                      Date
       ---------                                -----                      ----

(1)      Principal Executive
         Officer:

                                         Chief Executive        January 30, 2002
         /s/ Ira B. Lampert              Officer, Chairman,
         ----------------------------    President and
         Ira B. Lampert                  Director


(2)      Principal Financial
         Officer and Principal
         Accounting Officer:

                                         Vice President and     January 30, 2002
         /s/ Harlan I. Press             Treasurer
         ----------------------------
         Harlan I. Press


(3)      Majority of Directors


         /s/ Ronald S. Cooper            Director               January 30, 2002
         ----------------------------
         Ronald S. Cooper


         /s/ Morris H. Gindi             Director               January 30, 2002
         ----------------------------
         Morris H. Gindi


         /s/ J. David Hakman             Director               January 30, 2002
         ----------------------------
         J. David Hakman


         /s/ William J. Lloyd            Director               January 30, 2002
         ----------------------------
         William J. Lloyd


         /s/ William J. O'Neill, Jr.     Director               January 30, 2002
         ----------------------------
         William J. O'Neill, Jr.


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                                  EXHIBIT INDEX

Exhibit

4-1 Form of Common Stock Certificate, previously filed with the Commission as an Exhibit to Registrant's Registration Statement on Form 8-A12G (No. 000-17038), filed September 20, 2000, and incorporated herein by reference.

5-1           Opinion of counsel re: legality

23-1          Consent of Independent Certified Accountants

23-2          Consent of counsel (included in Exhibit 5-1 above)




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